UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 9, 2021

SILVERGATE CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Maryland	001-39123	33-0227337
(State or other jurisdiction of	(Commission file number)	(IRS Employer
incorporation or organization)		Identification No.)

4250 Executive Square, Suite 300, La Jolla, CA 92037

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (858) 362-6300

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company                   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                        ☒

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Class A Common Stock, par value $0.01 per share	SI	New York Stock Exchange

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On March 9, 2021, Silvergate Capital Corporation (the “Company”) entered into an Equity Distribution Agreement (the “Agreement”) with Goldman Sachs & Co. LLC, Keefe, Bruyette & Woods, Inc., Canaccord Genuity LLC, Compass Point Research & Trading, LLC, Craig-Hallum Capital Group LLC, and Wedbush Securities Inc., as sales agents (each a “Sales Agent” and, collectively, the “Sales Agents”), pursuant to which the Company may issue and sell, from time to time, up to an aggregate gross sales price of $300,000,000 of the Company’s shares of Class A common stock, par value $0.01 per share (the “Common Stock”), through an “at-the-market” offering program (the “Offering”).

Subject to the terms and conditions of the Agreement, the Sales Agents will use reasonable efforts consistent with their normal trading and sales practices, applicable law and regulations, and the rules of the New York Stock Exchange to sell the Common Stock from time to time based upon the Company’s instructions for the sales, including any price, time or size limits specified by the Company. Sales of the Common Stock made pursuant to the Agreement, if any, may be sold by any method permitted by law deemed to be an “at-the-market offering,” as defined in Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), including without limitation directly on the New York Stock Exchange, on any other existing trading market for the Common Stock, to or through a market maker, or, if agreed by the Company and the Sales Agent, by any other method permitted by law, including but not limited to in privately negotiated transactions. Sales of Common Shares in the Offering may be made at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices. The Company will pay each Sales Agent a commission of 1.5% of the gross offering proceeds of each sale of shares of Common Stock sold through it as the Company’s Sales Agent under the Agreement, and the Company has agreed to reimburse the Sales Agents for certain specified expenses. Such a commission will not apply to any sales the Company makes to a Sales Agent as principal for its own account.

The Company is not obligated to sell any Common Stock under the Agreement and may at any time suspend solicitation and offers under the Agreement. The Agreement may be terminated by the Company at any time by giving written notice to the Sales Agents for any reason or by each Sales Agent at any time, with respect to such Sales Agent only, by giving written notice to the Company for any reason.

The Agreement contains representations and warranties and covenants that are customary for transactions of this type. In addition, the Company has agreed to indemnify the Sales Agents against certain liabilities on customary terms, subject to limitations on such arrangements imposed by applicable law and regulation. In the ordinary course of its business, the Sales Agents and/or their affiliates have engaged and may engage in commercial and investment banking transactions, financial advisory and other transactions with the Company. The Sales Agents have received, or may receive, customary compensation and expenses in connection with such other transactions.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement. The Agreement is filed as Exhibit 1.1 hereto and is incorporated herein by reference. The description of the Agreement has been included to provide information regarding its terms. It is not intended to provide any other factual information about the Company. In particular, investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company or any of its subsidiaries or affiliates.

The Common Stock will be offered and sold pursuant to the Company’s automatically effective  registration statement on Form S-3 (File No. 333-252258) (the “Registration Statement”) and a related prospectus, filed with the Securities and Exchange Commission (the “Commission”) on January 20, 2021. The Company filed a prospectus supplement, dated March 9, 2021, with the Commission in connection with the Offering. This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of Shares in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

In connection with the Offering, the legal opinion as to the legality of the Common Stock sold in this Offering is being filed as Exhibit 5.1 to this Current Report on Form 8-K and is incorporated herein and into the Registration Statement by reference.

ITEM 7.01. REGULATION FD DISCLOSURE.

On March 9, 2021, the Company issued a press release announcing the commencement of the Offering described above in Item 1.01.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

As noted in the Company’s prospectus supplement that was filed with the Commission on March 9, 2021 in connection with the Offering, the “at-the-market” equity offering program is intended to provide the Company with access to capital from time to time as a part of its ongoing capital management strategy. The Company has grown rapidly over the last 18 months. As of December 31, 2020, the Company’s total consolidated assets were $5.6 billion, an increase of approximately $3.0 billion, or 113.2%, from September 30, 2020, and an increase of $3.5 billion, or 162.5%, from December 31, 2019. Correspondingly, the digital currency deposits of Silvergate Bank, the Company’s wholly-owned subsidiary (the “Bank”), were $5.0 billion at December 31, 2020, compared to $2.1 billion at September 30, 2020 and $1.2 billion at December 31, 2019.

The Company’s continued growth has been accompanied by significant fluctuations in the level of the Bank’s deposits, in particular deposits from customers in the digital currency industry, as customers in this industry typically carry higher balances over the weekend to take advantage of the 24/7 availability of the Silvergate Exchange Network, the Company’s real-time payments platform, and carry lower balances during the business week. For instance, while the Bank’s average total digital currency deposits quarter to date as of February 28, 2021 amounted to $6.0 billion, the high and low daily total digital currency deposit levels during such time were $8.0 billion and $4.6 billion, respectively. The Company expects that Bank deposits will continue to experience such volatility in the future, and this ongoing offering will provide the Company with capital flexibility to support future potential growth and supplement the regulatory capital levels of the Company and the Bank.

The information furnished under Item 7.01, and Exhibit 99.1 hereto, of this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liabilities under that Section, nor shall it be deemed incorporated by reference into any registration statement or other filings of the Company made under the Securities Act, except as expressly set forth by specific reference in such filing.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit Number	Description
1.1	Equity Distribution Agreement by and among Silvergate Capital Corporation, Goldman Sachs & Co. LLC, Keefe, Bruyette & Woods, Inc., Canaccord Genuity LLC, Compass Point Research & Trading, LLC, Craig-Hallum Capital Group LLC, and Wedbush Securities Inc., dated March 9, 2021
5.1	Opinion of Holland & Knight LLP
23.1	Consent of Holland & Knight LLP (included in Exhibit 5.1)
99.1	Press Release, dated March 9, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SILVERGATE CAPITAL CORPORATION

Dated: March 9, 2021	By:	/s/ Alan J. Lane
Alan J. Lane President and Chief Executive Officer

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